EXHIBIT (k)(vii)
 BROKER-DEALER AGREEMENT BETWEEN THE FUND, BANKERS TRUST COMPANY & SALOMON SMITH BARNEY, INC.





                                     FORM OF


                             BROKER-DEALER AGREEMENT

                                      among

                              BANKERS TRUST COMPANY
                                as Auction Agent,

                         BOULDER TOTAL RETURN FUND, INC.

                                       and

                           SALOMON SMITH BARNEY, INC.
                                as Broker-Dealer


                           Dated as of August 3, 2000


                                   Relating to

                     AUCTION MARKET PREFFERED STOCK ("AMPS")

                                       Of

                         BOULDER TOTAL RETURN FUND, INC.

                  BROKER-DEALER AGREEMENT dated as of August 3, 2000 among (i) Bankers Trust Company, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent) pursuant to authority granted to it in the Auction Agent Agreement dated as of August 3, 2000 (the "Auction Agent Agreement"), among the Auction Agent and Boulder Total Return Fund, Inc., a Maryland corporation (the "Company"), (ii) the Company and
(iii) Salomon Smith Barney, Inc. as broker-dealer (together with its successors and assigns as such hereinafter referred to as "BD").

                  The Company intends to issue one or more series of Auction Market Preferred Stock, liquidation preference $100,000 per share (the "AMPS"), pursuant to one or more Articles Supplementary. The Securities Depository shall maintain in book-entry form record of the beneficial interests in the AMPS. References to "Shares of AMPS" or "AMPS" in this Agreement shall refer only to the beneficial interests in the AMPS unless the context otherwise requires.

                  The Auction Procedures require the participation of a Broker-Dealer.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Company and BD agree as follows:

                  1. Definitions and Rules of Construction.

                  1.1 Terms Defined by Reference to the Articles Supplementary. When used with reference to a particular series of AMPS, initially capitalized terms not defined herein shall have the respective meanings ascribed to such terms in the Articles Supplementary relating to such series of AMPS.

                  1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

                           (a) "Articles Supplementary" shall mean, with respect
to a particular series of AMPS, the Articles Supplementary of the Company relating to such series filed with the State Department of Assessments and Taxation of Maryland.

                           (b) "Auction" shall have the meaning specified in
Section 2.1 hereof.

                           (c) "Auction Agent Agreement" shall mean the Auction
Agent Agreement dated as of August 3, 2000 between the Company and the Auction Agent.

                           (d) "Auction Procedures" shall mean, with respect to a particular series of AMPS, the Auction Procedures that are set forth in the Articles Supplementary relating to such series of AMPS.

                           (e) "Authorized Company Officer" shall mean each
Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer of the Company and any other officer or employee of the Company designated as such by any of the foregoing for purposes of this Agreement in a communication to the Auction Agent and BD.

                           (f) "Authorized Officer" shall mean each Senior Vice
President, Vice President, Assistant Vice President and Associate of the Auction Agent assigned to its Corporate Trust & Agency Services and every other officer or employee of the Auction Agent designated as such by any of the foregoing for purposes of this Agreement in a communication to BD and the Company.

                           (g) "BD Officer" shall mean each officer or employee
of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent and the Company.

                           (h) "Existing Holders Registry" shall mean the
register maintained by the Auction Agent pursuant to Section 2.2 of the Auction Agent Agreement.

                           (i) "Holder" shall mean a registered owner of any
AMPS.

                           (j) "Settlement Procedures" shall mean the Settlement
Procedures attached to the Auction Agent Agreement as Exhibit C thereto.

                  1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                           (a) Words importing the singular number shall include
the plural number and vice versa.

                           (b) The captions and headings herein are solely for
convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                           (c) The words "hereof," "herein," "hereto," and other
words of similar import refer to this Agreement as a whole.

                           (d) All references herein to a particular time of day
shall be to New York City time.

                           (e) This Agreement shall apply separately but equally
to all series of AMPS that may be issued.

                  2. The Auctions.

                  2.1      Purpose;  Incorporation  by Reference of Auction
Procedures;   Settlement  Procedures;   Purchaser's  Letter;  Private  Placement
Procedures.

                           (a) On each Auction Date, the provisions of the
Auction Procedures will be followed by the Auction Agent for the purpose of determining the rate per annum at which dividends will accrue with respect to each series of AMPS for the next Dividend Period. Each periodic operation of such procedures is hereinafter referred to as an "Auction." A separate Auction will be conducted on a different Auction date for each series of AMPS and, accordingly, as used herein, "AMPS" means the series of AMPS subject to the related Auction and the provisions hereof shall apply equally and separately to each such series of AMPS.

                           (b) All of the provisions contained in the Auction
Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                           (c) The provisions contained in paragraphs 4(b) and
4(d)(i) of Part I of the Articles Supplementary concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

                           (d) BD is delivering herewith, or has previously
delivered, a Purchaser's Letter executed by BD. BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement.

                           (e) BD agrees to collect from each purchaser of AMPS
from or through BD a Purchaser's Letter, substantially in the form of Exhibit E attached hereto, and to otherwise act as, and assume the obligations of and limitations and restrictions placed upon, a Broker-Dealer under the Articles Supplementary. BD agrees that Purchaser's Letters shall be available for inspection by the Auction Agent and the Company during normal business hours. BD agrees to handle customer orders in accordance with its respective duties under applicable securities laws and rules.

                           (f) BD acknowledges and agrees that each provision of
the Articles Supplementary that requires the Company to instruct or cause BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute such instructions and BD hereby agrees to perform such obligations and procedures without further request by or instructions from the Company.

                           (g) BD may participate in Auctions for its own
account, provided that BD has executed a Purchaser's Letter. However, the Company may by notice to BD and to the Auction Agent prohibit BD from submitting Bids in Auctions for its own account, provided that BD and the Auction Agent may continue to submit Hold Orders and Sell Orders for its own account.

                  2.2      Preparation for Each Auction.

                           (a) Not later than 9:30 a.m. on each Auction Date,
the Auction Agent shall advise BD by telephone of the 30-Day "AA" Composite Commercial Paper Rate and the Maximum Rate.

                           (b) As promptly as practicable after determining each
Auction Date, but not later than 9:15 a.m. on the Business Day next preceeding such Auction Date, the Auction Agent shall notify BD, by such means as the Auction Agent deems practicable, of the scheduled date of such Auction Date. In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given such notice or the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 a.m. on the new Auction Date and 9:15 a.m. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD that are Existing Holders of such change in the Auction Date.

                           (c) The Company or the Auction Agent from time to
time may request BD to provide it with a list of the respective customers of BD that are Existing Holders or beneficial owners of AMPS or the number of customers for whose account BD is recorded as the Existing Holder or the Holder. BD shall comply with any such request, and the Auction Agent and the Company shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any person other than the other parties hereto.

                           (d) The Auction Agent shall not be required to, but
may in its discretion, accept a Purchaser's Letter for any Potential Holder or amendment to a Purchaser's Letter of any Existing Holder received after 3:00 P.M. on the Business Day next preceding an Auction.


                  2.3      Auction Schedule; Method of Submission of Orders.

                           (a) The Auction Agent shall conduct Auctions in
accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.


Time                                        Event

By 9:30 a.m.                                Auction Agent advises the
                                            Company and the Broker-Dealer of the
                                            applicable Maximum Rate and the
                                            30-Day "AA" Composite Commercial
                                            Paper Rate used in determining such
                                            rate as set forth in Section 2.2(a)
                                            hereof.

9:30 a.m. - 1:00 p.m.                       Auction Agent assembles  information  communicated to it by  Broker-Dealer as provided in the  Articles  Supplementary.  Submission  Deadline is 1:00
                                            p.m.

Not earlier than                            Auction Agent makes determinations
1:00 p.m.                                   as to Available  AMPS,  Sufficient  Clearing Bids and the Winning Bid Rate
                                            pursuant to the Articles Supplementary.

By approximately                            Auction Agent advises the Company




3:00 p.m.                                   of results of Auction as provided  in the  Articles  Supplementary  and of the Auction Rate for the next Dividend  Period.  Submitted  Bids and
                                            Submitted  Sell Orders are  accepted  and  rejected in whole or in part and AMPS are  allocated  as  provided  in the  Articles  Supplementary.
                                            Auction  Agent  gives  notice of Auction  results to BD as set forth in
                                            Section 2.4(a) hereof.


                           (b) BD shall make available one or more individuals
in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of AMPS.

                           (c) BD shall not solicit Bids or solicit any offer to
buy or offer to sell shares of AMPS by any form of general solicitation or advertisement, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio.

                           (d) BD agrees to maintain a list of Potential
Holders, and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in the Articles Supplementary.

                           (e) BD agrees not to sell, assign or dispose of any
AMPS to, or place any Orders on behalf of, any Person who has not delivered a signed Purchaser's Letter to BD or the Auction Agent. BD may require each prospective purchaser to execute and deliver to BD a Purchaser's Letter in a form different from that attached hereto as Exhibit E, provided that such different form shall contain, in addition to any other information, substantially the same information as the form attached as such Exhibit E.

                           (f) BD shall submit Orders to the Auction Agent in
writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                           (g) BD shall deliver to the Auction Agent (i) a
written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another Person other than pursuant to an Auction, (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction and
(iii) a written notice, substantially in the form attached hereto as Exhibit D, upon learning that any of the representations and warranties contained in a Purchaser's Letter are not true with respect to any prospective purchaser or Existing Holder of AMPS. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 p.m. on the Business Day next preceding the applicable Auction Date.

                  2.4      Notices.

                           (a) On each Auction Date, the Auction Agent shall
notify BD by telephone or facsimile of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 10:30 a.m. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

                           (b) BD shall notify each Existing Holder or Potential
Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

                           (c) The Auction Agent shall deliver to BD after
receipt all notices and certificates which the Auction Agent is required to deliver to BD pursuant to the Auction Agent Agreement at the times and in the manner set forth in the Auction Agent Agreement.

                           (d) The Company shall deliver to BD after receipt all notices and certificates which the Company is required to deliver to BD pursuant to the Auction Agent Agreement and the Articles Supplementary at the times and in the manner set forth therein.

                           (e) If the Company delivers to the Auction Agent a notice specifying that each purchaser of AMPS of a particular series that was issued in a private placement must have a minimum amount of total assets or net worth, the Auction Agent shall promptly notify the BD thereof. Upon receipt of such notice, the BD shall promptly notify the Existing Holders thereof. The BD, the Auction Agent and the Company shall cooperate to ensure that (a) each Existing Holder not then constituting a Qualifying Purchaser will place a Sell Order with respect to all AMPS owned by such Existing Holder in the Auction immediately following the date of such notice, and (b) if requested by the Company, Existing and Potential Holders deliver to the Company, the Auction Agent and the BD amended Purchaser's Letters in which such Existing Holders and Potential Holders represent that they are Qualifying Purchasers, provided, however, that Auction Agent shall have no duty or liability with respect to enforcement of this Section.

                  2.5      Service Charge to Be Paid to BD.

                           (a) On the initial Dividend Distribution Date for a particular series of AMPS the Company shall pay to BD the product of (i) a fraction, the numerator of which is the number of days in the initial Dividend Period with respect to such series and the denominator of which is 360 days, times (ii) the Initial Broker-Dealer Fee Rate times (iii) the aggregate liquidation preference of the AMPS of such series placed by BD on the Date of Original Issue thereof.

                           (b) On each Dividend Distribution Date (other than the initial Dividend Distribution Date) for a particular series of AMPS following each Auction Date, the Company shall pay to BD an amount initially equal to the product of the Broker-Dealer Fee Rate times (i) if an Auction was held on such Auction Date, the sum of (A) the aggregate liquidation preference of the AMPS of such series placed by BD in such Auction that were (1) the subject of submitted Bids of Existing Holders submitted by BD and continued to be held as a result of such submission,
     (2) the subject of Submitted Bids of Potential Holders submitted by BD and purchased as a result of such submission or (3) the aggregate liquidation preference of the AMPS of such series subject to valid Hold Orders (determined in accordance with the Articles Supplementary) submitted to the Auction Agent by BD and (B) the aggregate liquidation preference of the AMPS of such series deemed to be subject to Hold Orders by Existing Holders pursuant to the Articles Supplementary that were acquired by such Existing Holders through BD, or (ii) if an Auction was not held on such Auction Date, the aggregate liquidation preference of the AMPS of such series that were acquired by Existing Holders through BD multiplied by a fraction, the numerator of which is the number of days in the Dividend Period to which such Dividend Distribution Date for such series relates and the denominator of which is 360. For purposes of subclauses (i) and (ii) of the foregoing sentence, if any Existing Holder who acquired AMPS through BD transfers those AMPS to another Person other than pursuant to an Auction, then the broker-dealer for the AMPS so transferred shall continue to be BD.

                           (c) The Broker-Dealer Fee Rate shall be the
     prevailing rate received by broker-dealers for rendering comparable services to others. The Auction Agent shall advise the Company at least annually, at the Company's request, of its view of such prevailing rate. If the then-current Broker-Dealer Fee Rate is not, in the opinion of the Company and the Auction Agent, the prevailing rate, the Company shall change the Broker-Dealer Rate so that it equals such prevailing rate. The initial Broker-Dealer Fee Rate shall be 0.25% per annum.

                           If the Company determines to increase the rate at which the Broker-Dealer Fee accrues, the Auction Agent shall mail a notice thereof to the Existing Holders within two Business Days of such change. Any change in the Broker-Dealer Fee Rate shall be effective on the Auction Date next succeeding such change.

                  2.6      Settlement.

                           (a) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of shares of AMPS that is less than the number of shares of AMPS that otherwise were to be purchased by such Person. In such event, the number of shares of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, BD shall deliver to the Auction Agent the notice required by Section 2.3(g)(ii) hereof. Notwithstanding the foregoing provisions of this Section 2.6(a), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(g)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6(a).

                           (b) Neither the Auction Agent nor the Company shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver AMPS or to pay for AMPS sold or purchased pursuant to the Auction Procedures or otherwise.

                  3. The Auction Agent.

                  3.1      Duties and Responsibilities.

                           (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person.

                           (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                           (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining or failing to ascertain the pertinent facts.

                  3.2      Rights of the Auction Agent.

                           (a) The Auction Agent may rely and shall be protected
     in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Company or by BD. The Auction Agent may record telephone communications with BD.

                           (b) Before the Auction Agent acts or refrains from acting, the Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                           (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder except as may be required as a result of its own negligence or bad faith.

                           (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any conduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

                  4. Miscellaneous.

                  4.1 Termination. Any party may terminate this Agreement at any time upon notice to the other parties, which notice may be given by facsimile as provided in Section 4.4 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agent Agreement.

                  4.2 Agent Member. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

                  4.3 Indemnification of Auction Agent. BD agrees to indemnify the Auction Agent against, and hold it harmless from, any loss, liability or claim relating to, or in any way connected with, or arising hereunder caused solely by the failure of BD to perform its obligations hereunder.

                  4.4 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and
(ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

If to BD,                                 Salomon Smith Barney, Inc.
                                          390 Greenwich Street, 5th Floor
                                          New York, New York 10013
                                          Atten: Auction Securities Desk
                                          Telephone No.:  (212) 723-7082
                                          Facsimile No.:  (212) 723-8809

If to the Auction                         Bankers Trust Company
Agent, addressed:                         4 Albany Street, 4th Floor
                                          New York, New York  10006
                                          Attention:Auction Rate Securities
                                          Telephone No.: (212) 250-6850
                                          Facsimile No.: (212) 250-1502

If to the Company,                        Boulder Total Return Fund, Inc.
addressed:                                1680 38th Street, Suite 1800
                                          Boulder, Colorado 80301
                                          Telephone No.: (303) 444-5483
                                          Facsimile No.: (303) 443-3617


or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Company by an Authorized Company Officer. Telephone communications may be recorded.

                  4.5 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

                  4.6 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Auction Agent, the Company and BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

                  4.7      Amendment; Waiver.

                           (a) This Agreement shall not be deemed or construed
     to be modified,  amended,  rescinded,  cancelled or waived,  in whole or in
     part,  except  by  a  written   instrument  signed  by  a  duly  authorized
     representative of the party to be charged.

                           (b) Failure of any party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

                  4.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

                  4.9 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

                  4.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  4.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.



                                BANKERS TRUST COMPANY,
                                as Auction Agent


                                By:

                                Name: _______________
                                Title: _______________


                                BOULDER TOTAL RETURN FUND, INC.

                                By:

                                Name: _________________
                                Title: _________________

                                SALOMON SMITH BARNEY, INC.
                                as Broker-Dealer

                                By:

                                Name: _______________
                                Title: _______________

                                                                      Exhibit A
                                                               To BROKER-DEALER
                                                                      AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)

                         Boulder Total Return Fund, Inc.
                     Auction Market Preferred Stock ("AMPS")

To:      Bankers Trust Agreement            Date of Auction ______________
         4 Albany Street, 4th Floor
         New York, New York  10006          Series AMPS (if applicable,
         Attention:  Auction Rate           Series designation
                     Securities             A, B, C, D, etc.)

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:


         Name of Bidder: __________________________________

         Bidder placed the Order listed below covering the number of shares indicated (complete only one blank):

         _________________ number of shares of AMPS now held by
                                    Bidder (an Existing Holder), and the Order
is a (check one):


                  |_|               Hold Order; or

                  |_|               Bid at a rate of ____%; or

                  |_|               Sell Order;

                           -- or --

         _________________ number of shares of AMPS not now held
                           by Bidder (a potential Holder), and the Order is a Bid at a rate of ______%
Notes:
(1)      If submitting more than one Bid for one Bidder, use additional Order
         Forms.
(2) If one or more Bids covering in the aggregate more than the outstanding number of shares of the AMPS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.
(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of shares of the AMPS not greater than the number of shares currently held by such Existing Holder.
(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.
(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).
(6) An Order must be submitted in whole shares of AMPS with an aggregate liquidation preference of $100,000.


                  Name of Broker-Dealer:    __________________________

                                   By:      __________________________

                                                                      Exhibit B
                                                               To BROKER-DEALER
                                                                      AGREEMENT


                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                         Boulder Total Return Fund, Inc.
                     Auction Market Preferred Stock ("AMPS")

                  Series AMPS (indicate, if applicable, Series
                          designation A, B, C, D, etc.)

We are (check one):



                  |_|      the Existing Holder named below; or

                  |_|      the Broker-Dealer for such Existing Holder; or

                  |_|      the Agent Member for such Existing Holder.

                  We hereby notify you that such Existing Holder will transfer ___ shares of AMPS to --------------------.



                                                  (Name of Existing Holder)



                                                  (Name of Broker-Dealer)



                                                  (Name of Agent Member)


                                                  By:

                                                        Printed Name:
                                                        Title:

                                                                     Exhibit C
                                                              To BROKER-DEALER
                                                                     AGREEMENT

                    (To be used only for failures to deliver
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                         Boulder Total Return Fund, Inc.
                     Auction Market Preferred Stock ("AMPS")

                  Series ____ AMPS (indicate, if applicable, by
                      Series designation A, B, C, D, etc.)


         Complete either I. or II.

         I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ shares of AMPS in the Auction held on __________________ from the seller of such AMPS.

         II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ shares of AMPS in the Auction held on ____________________ to the purchaser of such AMPS.

         We hereby notify you that (check one):

         __________        the Seller failed to deliver such AMPS to the
Purchaser; or

         __________        the Purchaser failed to make payment to the Seller
upon delivery of such AMPS.



                           Name: __________________________
                                 (Name of Broker-Dealer)


                           By: ____________________________
                               Printed Name:
                               Title:

                                                                      Exhibit D
                                                               To BROKER-DEALER
                                                                      AGREEMENT



                        (To be used only upon advice that
                  representations and warranties contained in a
                        Purchaser's Letter are not true)



               NOTICE OF INCORRECT REPRESENTATIONS AND WARRANTIES
                             IN A PURCHASER'S LETTER

                         Boulder Total Return Fund, Inc.
                     Auction Market Preferred Stock ("AMPS")

                                      Date:

                    Series AMPS (indicate, if applicable, by
                      Series designation A, B, C, D, etc.)

                           We are a Broker-Dealer for ____________________ (the "Purchaser") which purchased or proposed to purchase shares of AMPS in the Auction held on ___________________ or is an Existing Holder of ___________________ shares of AMPS, and it has come to our attention that certain of the representations and warranties contained in the Purchaser's Letter of such Purchaser or of such Existing Holder are not or are no longer true and correct.



                                      Name:
                                      ------------------------------------------
                                                     (Name of Broker-Dealer)



                                       By:
                                       -----------------------------------------
                                      Printed Name:
                                      Title:

                                                                      EXHIBIT E

                                                      TABLE OF CONTENTS

                                                                                                               Page

         1.       Definitions and Rules of Construction.........................................................  1

                  1.1        Terms Defined by Reference to the
                               Articles Supplementary...........................................................  1
                  1.2        Terms Defined Herein...............................................................  1
                  1.3        Rules of Construction..............................................................  3

         2.       The Auctions..................................................................................  3

                  2.1        Purpose; Incorporation by Reference
                               of Auction Procedures; Settlement
                               Procedures; Purchaser's Letter;
                               Private Placement Procedures.....................................................  3
                  2.2        Preparation for Each Auction.......................................................  5
                  2.3        Auction Schedule; Method of Submission
                               of Orders........................................................................  6
                  2.4        Notices............................................................................  9
                  2.5        Service Charge to Be Paid to BD...................................................  10
                  2.6        Settlement......................................................................... 11

         3.       The Auction Agent............................................................................. 12

                  3.1        Duties and Responsibilities........................................................ 12
                  3.2        Rights of the Auction Agent........................................................ 12

         4.       Miscellaneous................................................................................. 13

                  4.1        Termination........................................................................ 13
                  4.2        Agent Member....................................................................... 13
                  4.3        Indemnification of Auction Agent................................................... 13
                  4.4        Communications..................................................................... 13
                  4.5        Entire Agreement................................................................... 15
                  4.6        Benefits........................................................................... 15
                  4.7        Amendment; Waiver.................................................................. 15
                  4.8        Successors and Assigns............................................................. 15
                  4.9        Severability....................................................................... 15
                  4.10       Execution in Counterparts.......................................................... 15
                  4.11       Governing Law...................................................................... 16

                  Exhibit A -- Form of Auction Bid Form Exhibit B -- Form of
                  Transfer Form Exhibit C -- Form of Notice of a Failure to
                  Deliver Exhibit D -- Form of Notice of Incorrect
                                             Representations
                  Exhibit E -- Form of Purchaser's Letter

                  Schedule A -- Settlement Procedures
